Exhibit 99.1
Roblox Reports Second Quarter 2023 Financial Results
Strong year over year growth in Daily Active Users, Hours Engaged, Revenue, and Bookings
SAN MATEO, Calif., August 9, 2023 - Roblox Corporation (NYSE: RBLX), a global platform bringing millions of people together through shared experiences, released its second quarter 2023 financial and operational results today. Separately, Roblox posted a letter to shareholders and supplemental materials on the Roblox investor relations website at ir.roblox.com.
Second Quarter 2023 Financial and Operational Highlights
•Revenue was $680.8 million, up 15% year-over-year, and up 17% year-over-year on a constant currency basis1.
•Bookings were $780.7 million, up 22% year-over-year, and also up 22% year-over-year on a constant currency basis1.
•Net loss attributable to common stockholders was $282.8 million.
•Net cash provided by operating activities was $28.4 million.
•Average Daily Active Users (“DAUs”) were 65.5 million, up 25% year-over-year.
•Average monthly unique payers were 13.5 million, up 19% year-over-year.
•Hours engaged were 14.0 billion, up 24% year-over-year.
•Average bookings per DAU (“ABPDAU”) was $11.92, down 3% year-over-year, and down 2% year-over-year on a constant currency basis1. Average bookings per monthly unique payer was $19.32, up 3% year-over-year, and also up 3% year-over-year on a constant currency basis1.
“We continue to drive high rates of organic growth in DAUs, Hours, and Bookings. We are growing among users of all ages and across all geographies. We remain focused on extending our product leadership to drive value for creators and brands, and even more innovative and immersive avatars and experiences for our users,” said David Baszucki, founder and CEO of Roblox.
“This is our second consecutive quarter with year-over-year bookings growth in the low-20s. During the quarter, we also built the plans that we believe will enable us to generate operating leverage against infrastructure and trust & safety spend starting next quarter and against compensation expense starting in the first quarter of 2024,” said Michael Guthrie, chief financial officer of Roblox.
Earnings Q&A Session
Roblox will host a live Q&A session to answer questions regarding their second quarter 2023 results on Wednesday, August 9, 2023 at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time. The webcast will be open to the public at ir.roblox.com or by clicking here.
1 Constant currency is calculated by converting our current period revenue, bookings, ABPDAU, and average bookings per monthly unique payer into U.S. dollars using the comparative prior period’s monthly exchange rates for our non-USD currencies, rather than the actual average exchange rates in effect during the current period. By adjusting revenue, bookings, ABPDAU, and average bookings per monthly unique payer for constant currency, we are able to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our vision to connect our users, our efforts to improve the Roblox Platform, our immersive advertising efforts, the use of artificial intelligence (“AI”) on our platform, branding and new partnerships, our business, product, strategy and user growth, our investment strategy, including our opportunities for and expectations of improvements in financial and operating metrics, including operating leverage, our expectation of successfully executing such strategies and plans, disclosures and future growth rates, and our expectations of future net losses and net cash generation from operating activities, and statements by our Chief Executive Officer and Chief Financial Officer. These forward-looking statements are made as of the date they were first issued and were based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “vision,” “envision,” “anticipate,” “maintain,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,” and “would,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and other filings and reports we make with the SEC from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs, including the repayment of our senior notes; the demand for our platform in general; our ability to retain and increase our number of users, developers, and creators; the impact of the COVID-19 pandemic and the easing of restrictions related to the COVID-19 pandemic; the impact of inflation and global economic conditions on our operations; the impact of changing legal and regulatory requirements on our business; our ability to develop enhancements to our platform, and bring them to market in a timely manner; our ability to develop and protect our brand and build new partnerships; any misuse of user data or other undesirable activity by third parties on our platform; our ability to maintain the security and availability of our platform; our ability to detect and minimize unauthorized use of our platform; and the impact of AI on our platform, users, creators and developers. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from our expectations is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
(unaudited)

	As of
	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$520,264	$2,977,474
Short-term investments	1,599,602	—
Accounts receivable—net of allowances	257,355	379,353
Prepaid expenses and other current assets	69,107	61,641
Deferred cost of revenue, current portion	447,962	420,136
Total current assets	2,894,290	3,838,604
Long-term investments	904,897	—
Property and equipment—net	684,734	592,346
Operating lease right-of-use assets	674,928	526,030
Deferred cost of revenue, long-term	235,903	225,132
Intangible assets, net	59,176	54,717
Goodwill	134,335	134,335
Other assets	11,014	4,323
Total assets	$5,599,277	$5,375,487
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$72,829	$71,182
Accrued expenses and other current liabilities	216,273	236,006
Developer exchange liability	220,548	231,704
Deferred revenue—current portion	2,117,043	1,941,943
Total current liabilities	2,626,693	2,480,835
Deferred revenue—net of current portion	1,149,346	1,095,291
Operating lease liabilities	641,664	494,590
Long-term debt, net	1,004,335	988,984
Other long-term liabilities	13,039	10,752
Total liabilities	5,435,077	5,070,452
Stockholders’ equity
Common stock, $0.0001 par value; 5,000,000 authorized as of June 30, 2023 and December 31, 2022, 616,301 and 604,674 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively; Class A common stock—4,935,000 shares authorized as of June 30, 2023 and December 31, 2022, 566,215 and 553,337 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively; Class B common stock—65,000 shares authorized as of June 30, 2023 and December 31, 2022, 50,086 and 51,337 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	60	59
Additional paid-in capital	2,641,929	2,213,603
Accumulated other comprehensive income/(loss)	(14,095)	671
Accumulated deficit	(2,459,397)	(1,908,307)
Total Roblox Corporation Stockholders’ equity	168,497	306,026
Noncontrolling interests	(4,297)	(991)
Total Stockholders’ equity	164,200	305,035
Total Liabilities and Stockholders’ equity	$5,599,277	$5,375,487

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue(1)	$680,766	$591,207	$1,336,110	$1,128,341
Cost and expenses:
Cost of revenue(1)(2)	162,029	143,157	313,870	278,789
Developer exchange fees	165,843	143,148	348,283	290,270
Infrastructure and trust & safety	225,039	158,235	436,083	299,590
Research and development	315,319	211,757	590,856	389,519
General and administrative	96,197	78,676	193,771	136,448
Sales and marketing	30,328	26,501	57,083	55,603
Total cost and expenses	994,755	761,474	1,939,946	1,450,219
Loss from operations	(313,989)	(170,267)	(603,836)	(321,878)
Interest income	34,764	4,197	65,846	4,442
Interest expense	(10,129)	(9,891)	(20,141)	(19,890)
Other income/(expense), net	3,277	(3,051)	2,837	(3,430)
Loss before income taxes	(286,077)	(179,012)	(555,294)	(340,756)
Provision for/(benefit from) income taxes	(1,236)	(278)	(505)	(2)
Consolidated net loss	(284,841)	(178,734)	(554,789)	(340,754)
Net loss attributable to noncontrolling interests	(2,064)	(2,294)	(3,699)	(4,112)
Net loss attributable to common stockholders	$(282,777)	$(176,440)	$(551,090)	$(336,642)
Net loss per share attributable to common stockholders, basic and diluted	$(0.46)	$(0.30)	$(0.90)	$(0.57)
Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	612,689	593,928	609,680	591,252
(1)In the first quarter of 2022, we updated our estimated paying user life from 23 months to 25 months, which was subsequently updated again to 28 months in the third quarter of 2022, where it remained through the second quarter of 2023. Based on the carrying amount of deferred revenue and deferred cost of revenue as of December 31, 2021, the change in estimate in the first quarter of 2022 resulted in a decrease in revenue during the three and six months ended June 30, 2022 of $40.9 million and $123.5 million, respectively, and a decrease in cost of revenue during the same periods by $9.4 million and $29.0 million, respectively.
(2)Depreciation of servers and infrastructure equipment included in infrastructure and trust & safety.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Consolidated net loss	$(284,841)	$(178,734)	$(554,789)	$(340,754)
Adjustments to reconcile net loss including noncontrolling interests to net cash and cash equivalents provided by operations:
Depreciation and amortization	52,599	28,996	100,011	53,493
Stock-based compensation expense	212,362	146,388	397,266	258,683
Operating lease non-cash expense	23,509	16,303	44,753	30,300
(Accretion)/amortization on marketable securities, net	(19,623)	—	(31,745)	—
Amortization of debt issuance costs	327	311	651	622
Impairment expense, (gain)/loss on investment and other asset sales, and other, net	(2,067)	2,048	6,169	1,481
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	9,435	(9,865)	122,628	118,318
Accounts payable	(16,731)	(6,867)	1,576	(10,635)
Prepaid expenses and other current assets	2,200	(15,983)	(6,159)	(26,923)
Other assets	(4,533)	1,199	(6,691)	764
Developer exchange liability	(7,291)	(2,624)	(11,156)	(16,714)
Accrued expenses and other current liabilities	(5,340)	6,406	(22,344)	4,340
Other long-term liability	316	(579)	2,286	(579)
Operating lease liabilities	(18,844)	(10,021)	(30,843)	(21,730)
Deferred revenue	105,372	52,140	229,155	148,937
Deferred cost of revenue	(18,460)	(2,621)	(38,597)	(16,670)
Net cash and cash equivalents provided by operating activities	28,390	26,497	202,171	182,933
Cash flows from investing activities:
Acquisition of property and equipment	(110,915)	(83,812)	(202,274)	(135,602)
Payments related to business combination, net of cash acquired	—	(6,165)	—	(6,165)
Purchases of intangible assets	(13,000)	—	(13,500)	—
Purchases of investments	(702,560)	—	(3,042,760)	—
Maturities of investments	324,010	—	324,010	—
Sales of investments	145,000	—	229,279	—
Net cash and cash equivalents used in investing activities	(357,465)	(89,977)	(2,705,245)	(141,767)
Cash flows from financing activities:
Proceeds from issuance of common stock	5,635	5,548	31,107	29,876
Payment of withholding taxes related to net share settlement of restricted stock units	—	—	—	(150)
Proceeds from debt issuances	14,700	—	14,700	—
Payment of debt issuance costs	—	—	—	(154)
Payments related to business combination, after acquisition date	—	—	(750)	—
Payment of term license related obligations	—	(420)	—	(420)
Net cash and cash equivalents provided by financing activities	20,335	5,128	45,057	29,152
Effect of exchange rate changes on cash and cash equivalents	875	863	807	857
Net increase/(decrease) in cash and cash equivalents	(307,865)	(57,489)	(2,457,210)	71,175
Cash and cash equivalents
Beginning of period	828,129	3,132,964	2,977,474	3,004,300
End of period	$520,264	$3,075,475	$520,264	$3,075,475

Use of Non-GAAP Financial Measures
This press release and the accompanying table contain the non-GAAP financial measure bookings.
We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance.
Bookings is defined as revenue plus the change in deferred revenue during the period and other non-cash adjustments. Substantially all of our bookings are generated from sales of virtual currency, which can be converted to virtual items on the Roblox Platform. Sales of virtual currency reflected as bookings include one-time purchases or monthly subscriptions purchased via payment processors or through prepaid cards. Bookings also include an insignificant amount from advertising and licensing arrangements. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions.
Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.
A reconciliation table of the most comparable GAAP financial measure to the non-GAAP financial measure used in this press release is included below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure.
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Reconciliation of revenue to bookings:
Revenue	$680,766	$591,207	$1,336,110	$1,128,341
Add (deduct):
Change in deferred revenue	105,372	52,140	229,155	148,937
Other	(5,452)	(3,445)	(10,760)	(6,170)
Bookings	$780,686	$639,902	$1,554,505	$1,271,108

About Roblox
Roblox’s vision is to reimagine the way people come together. Every day, tens of millions of people around the world connect, communicate and explore millions of immersive experiences together with their friends on Roblox. All of these experiences are built by the Roblox community, made up of millions of creators. We believe in building a safe, civil, and diverse community—one that inspires and fosters creativity and positive relationships between people around the world. For more information, please visit corp.roblox.com.
CONTACTS
Stefanie Notaney
Roblox Corporate Communications
press@roblox.com
ROBLOX and the Roblox logo are among the registered and unregistered trademarks of Roblox Corporation in the United States and other countries. © 2023 Roblox Corporation. All rights reserved.
Source: Roblox Corporation